U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): June 30, 2006
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                      PERFORMANCE CAPITAL MANAGEMENT, LLC
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             (Exact name of registrant as specified in its charter)


          CALIFORNIA                 0 - 50235                  03-0375751
      -----------------            ------------              ----------------
      (State or other               (Commission              (I.R.S. Employer
        Jurisdiction                File Number)           Identification  No.)
      of incorporation)


      222 SOUTH HARBOR BLVD., SUITE 400
      ANAHEIM, CALIFORNIA                                         92805
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      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:           (714) 502-3780
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Check  the  appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

We have a credit facility with Varde Investment Partners, L.P. ("Varde"), that provides for up to $25 million of capital (counting each dollar loaned on a cumulative basis) over a five-year term ending in July 2009. Please see our annual report on Form 10-KSB filed March 31, 2006, for more information about the Varde agreement generally.

On June 30, 2006, our wholly-owned subsidiary Matterhorn Financial Services LLC ("Matterhorn") borrowed approximately $1.0 million under the facility. This obligation was made in connection with our purchase of certain charged-off loan portfolios. This obligation has a two-year term expiring in June 2008 and bears interest at a rate of 12% per annum. The timing of payments of principal and interest depends on the collection performance of the portfolios Matterhorn purchased using the funds.

Varde has a first priority security interest in all the assets of Matterhorn securing repayment of its loans and payment of its residual interest in excess profits. Performance Capital Management, LLC, our parent operating company, has guaranteed certain of Matterhorn's operational obligations under the loan documents. Varde may exercise its rights under its various security interests if an event of default occurs. These rights include demanding the immediate payment of all amounts due to Varde, as well as liquidating the collateral. A failure to make payments when due, if not cured within five days, is an event of default.

Other events of default include:

     -    Material  breaches  of  representations  and  warranties;
     -    Uncured  breaches  of  agreements  having  a  material adverse effect;
     -    Bankruptcy  or  insolvency  of  Performance  Capital  Management  or
               Matterhorn;
     -    Fraudulent  conveyances;
     -    Defaults  in  other  debt  or  debt-related  agreements;
     -    Failure  to  pay  judgments  when  due;
     - Material loss or damage to, or unauthorized transfer of, the collateral;
     -    Change  in  control  of  Performance  Capital  Management,  LLC;
     - Termination of Performance Capital Management, LLC as the servicer under the Servicing Agreement; and
     - Breach of Varde's right of first refusal to finance portfolio acquisitions.

The assets of Matterhorn that provide security for Varde's approximately $1.0 million loan (as well as other loans previously advanced by Varde) include charged-off loan portfolios purchased at a cost of approximately $1.2 million on June 30, 2006, as well as other portfolios owned by Matterhorn. The fair value of these encumbered assets likely exceeds their cost basis because new portfolios generally have a fair value in excess of their cost basis. Following the June 30, 2006 borrowing, the remaining availability under the credit facility is approximately $12.4 million.


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
Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes," "plans," "expects," "may," "will," "intends," "should," "plan," "assume" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this report on Form 8-K and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PERFORMANCE CAPITAL MANAGEMENT, LLC


   July 5, 2006                         By: /s/ David J. Caldwell
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      (Date)                                David J. Caldwell
                                            Its: Chief Operations Officer



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